The following version of the Employment Agreement by and between Umpqua Holdings Corporation and David Shotwell has been prepared for and filed with the U.S. Securities and Exchange Commission and includes the amendments reflected in an Amendment to Employment Agreement dated effective as of April 29, 2014 and a Second Amendment to Employment Agreement dated effective as of July 1, 2015.

UMPQUA HOLDINGS CORPORATION

EMPLOYMENT AGREEMENT

FOR

DAVID SHOTWELL

Dated as of January 2, 2009, and as amended effective April 29, 2014 and July 1, 2015

30155832.01

Table of Contents
Page
1.    PURPOSE AND DURATION OF AGREEMENT    1
2.    EMPLOYMENT    1
3.    NO TERM OF EMPLOYMENT    1
4.    DUTIES; POSITION    1
4.1    Position    1
4.2    Obligations of Officer    1
5.    BASE COMPENSATION    1
6.    TERMINATION    2
6.1    For Cause    2
6.2    Without Cause    2
6.3    For Good Reason    2
6.4    Death or Disability    2
6.5    Separation of Service    2
7.    DEFINITIONS    2
7.1    Cause    2
7.3    Disability    3
7.4    Change in Control    3
8.    PAYMENT UPON TERMINATION    4
9.    SEVERANCE BENEFIT    4
10.    CHANGE IN CONTROL BENEFIT    4
11.    RESERVED    5
12.    LIMITATION ON BENEFITS.    5
12.1    IRC 280G Adjustment    5
12.2    Limitation on Severance or Change in Control Benefit    5
12.3    IRC 409A    5
13.    EXECUTIVE SEVERANCE PLAN    5
13.1    In General    5
13.2    Administration of Executive Severance Plan    6
13.3    Claims Procedures    6
14.    NONCOMPETITION    7
14.1    Competition Restriction    8
14.2    Consequence of Breach    8
14.3    Subsequent Employer    8
15.    NON-SOLICITATION.    8
16.    NONRAIDING OF EMPLOYEES    8
17.    CONFIDENTIAL INFORMATION    8
18.    REASONABLENESS OF RESTRICTION PERIOD; EQUITABLE RELIEF.    9
19.    DISPUTE RESOLUTION    9
19.1    Arbitration    9

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19.2    Expenses/Attorneys’ Fees    9
19.3    Injunctive Relief    10
20.    NOTICES    10
21.    BENEFICIARIES    10
22.    GENERAL PROVISIONS    10
21.1    Governing Law    10
21.2    Saving Provision    11
21.3    Survival Provision    11
21.4    Counterparts    11
21.5    Entire Agreement    11
21.6    Previous Agreements    11
21.7    Waiver    11
21.8    Assignment    11
23.    ADVICE OF COUNSEL.    12

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EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is by and between Umpqua Holdings Corporation (“Umpqua”) and David Shotwell (“Officer”), effective as of January 2, 2009.

1.PURPOSE AND DURATION OF AGREEMENT. The purpose of this Agreement is to set forth the terms of Officer’s employment with Umpqua and to provide Officer benefits in circumstances where Officer’s employment is terminated or a Change in Control (defined below) occurs. This Agreement, including the severance provisions governed by ERISA, shall expire on December 31, 2018.

2.    EMPLOYMENT. Umpqua, either directly or through one of its wholly owned subsidiaries, employs the Officer and the Officer accepts that employment on the terms and conditions contained in this Agreement.

3.    NO TERM OF EMPLOYMENT. Notwithstanding the term of this Agreement, Umpqua may terminate Officer’s employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement.

4.    DUTIES; POSITION.

4.1    Position. Effective July 1, 2015, Officer shall be employed as Executive Vice President / Chief Credit Officer, and will perform such duties as may be designated by Umpqua’s Chief Executive Officer to whom Officer will directly report (the “Supervisor”).

4.2    Obligations of Officer    .

(a)    Officer agrees that to the best of Officer’s ability and experience, Officer will at all times loyally and conscientiously perform all of the duties and obligations required of Officer pursuant to the express and implicit terms of this Agreement and as directed by the Board or the Supervisor.

(b)    Officer shall devote Officer’s entire working time, attention and efforts to Umpqua’s business and affairs, shall faithfully and diligently serve Umpqua’s interests and shall not engage in any business or employment activity that is not on Umpqua’s behalf (whether or not pursued for gain or profit) except for (a) activities approved in writing in advance by Umpqua and (b) passive investments that do not involve Officer providing any advice or services to the businesses in which the investments are made.

5.    BASE COMPENSATION. For services performed under this Agreement, effective July 1, 2015, Officer shall be entitled to $25,000.00 per month ($300,000.00 on annualized basis) (“Base Salary”), which Umpqua may increase in its sole discretion, as well as perquisites provided to Umpqua’s officers. Officer shall be entitled to participate, under the terms of the respective plans, in the bonus compensation plans, group health insurance, long-term disability insurance, as well as such other compensation or benefits as approved by the Board. Officer is entitled to four weeks vacation per year.

6.    TERMINATION. Officer’s employment may be terminated before the expiration of this Agreement as described in this Section, in which event Officer’s compensation and benefits shall terminate except as otherwise provided in this Agreement.

6.1    For Cause. Upon Umpqua’s termination of Officer’s employment for Cause (as defined in Section 7.1 below) (“Termination For Cause”).

6.2    Without Cause    . Upon Umpqua’s termination of Officer’s employment without Cause, with or without notice, at any time in Umpqua’s sole discretion, for any reason (other than for Cause, death, or Disability) or for no reason (“Termination Without Cause”). A Change in Control does not in itself constitute Termination Without Cause.

6.3    For Good Reason. Upon Officer’s termination of the employment for Good Reason (as defined in Section 7.2 below) (“Termination For Good Reason”).

6.4    Death or Disability. Upon Officer’s death or Disability (as defined in Section 7.3 below).

6.5    Separation of Service. For the purposes of this Agreement, the term “termination” means a termination of employment that meets the definition of “separation of service” as defined in Section 409A of the Internal Revenue Code and regulations promulgated thereunder.

7.    DEFINITIONS.

7.1    Cause. For the purposes of this Agreement, “Cause” for Officer’s termination will exist upon the occurrence of one or more of the following events:

(a)    Dishonest or fraudulent conduct by Officer with respect to the performance of Officer’s duties with Umpqua;

(b)    Conduct by Officer that materially discredits Umpqua or any of its subsidiaries or is materially detrimental to the reputation of Umpqua or any of its subsidiaries, including but not limited to conviction or a plea of nolo contendere of Officer of a felony or crime involving moral turpitude;

(c)    Officer’s willful misconduct or gross negligence in performance of Officer’s duties under this Agreement, including but not limited to Officer’s refusal to comply in any material respect with the legal directives of the Board or the Supervisor, if such misconduct or negligence has not been remedied or is not being remedied to Umpqua’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the misconduct or negligence, has been delivered to Officer;

(d)    An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Officer or a finding by any such agency that Officer’s performance threatens the safety or soundness of Umpqua or any of its subsidiaries; or

(e)    A material breach of Officer’s fiduciary duties to Umpqua if such breach has not been remedied or is not being remedied to Umpqua’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the breach, has been delivered to Officer.

7.2    Good Reason. For purposes of this Agreement, “Good Reason” for Officer’s resignation of employment will exist upon the occurrence of one or more of the following events, without Officer’s consent, if Officer has informed Umpqua in writing of the circumstances described below that could give rise to resignation for Good Reason within 30 days of the occurrence of such event and within 60 days of such written notice Umpqua has not removed such circumstances (or notified Officer that Umpqua disputes that such circumstances qualify as Good Reason):

(a)    A material reduction of Officer’s Base Salary, unless the reduction is in connection with, and commensurate with, reductions in the salaries of all or substantially all senior officers of Umpqua; or

(b)    A requirement for Officer to relocate to a facility or location more than 30 miles from the location where Officer is currently employed.

For Executive’s termination to qualify as Termination For Good Reason, Executive must terminate his employment within 180 days of the occurrence of the Good Reason event.

7.3    Disability. For purposes of this Agreement, “Disability” means (i) Officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) Officer is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Umpqua employees.

7.4    Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred when any of the following events take place:

(a) Any person (including any individual or entity), or persons acting in concert, become(s) the beneficial owner of voting shares representing fifty percent (50%) or more of Umpqua;
(b) A majority of the Board is removed from office by a vote of Umpqua’s shareholders over the recommendation of the Board then serving; or

(c) Umpqua is a party to a plan of merger or plan of exchange and upon consummation of such plan, the shareholders of Umpqua immediately prior to the transaction do not own or continue to own (i) at least forty percent (40%) of the shares of the surviving company (if the then current CEO of Umpqua continues as CEO of the surviving organization), or (ii) at least a majority of the shares of the surviving organization (if the then current CEO of Umpqua does not continue as CEO of the surviving organization).

8.    PAYMENT UPON TERMINATION. Upon termination of Officer’s employment for any of the reasons set forth in Section 6 above, Officer will receive payment for all Base Salary and benefits earned as of the date of Officer’s termination (“Earned Compensation”), which shall be paid by the end of the business day following termination or sooner if required by applicable law.

9.    SEVERANCE BENEFIT. In the event of Termination Without Cause or Termination for Good Reason, in addition to receiving Earned Compensation, Officer will receive a severance benefit equal to the greater of: (i) nine months Base Salary, based on Officer’s Base Salary just prior to termination and (ii) two weeks salary for every year of employment with Umpqua (the “Severance Benefit”). Subject to Section 12.3 below, the Severance Benefit shall be paid in equal installments over the number of months of continued Base Salary, starting on the next regular payday following termination. Receipt of the Severance Benefit is conditioned on Officer having executed the Employment Separation Agreement and Release of Claims in substantially the form attached hereto as Exhibit A (the “Separation Agreement”) and the revocation period having expired without Officer having revoked the Separation Agreement. Receipt and continued receipt of the Severance Benefit is further conditioned on Officer not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement. Officer shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that Officer may receive from any other source.

10.     CHANGE IN CONTROL BENEFIT. After announcement of a proposed Change in Control and for a period continuing for one year following a Change in Control, in the event of Termination Without Cause or Termination For Good Reason, instead of receiving the Severance Benefit set forth in Section 9 above, Officer shall be entitled to receive 24 months Base Salary, based on Officer’s Base Salary just prior to the termination of employment, as well as 200% of the incentive compensation Officer received for services performed in the previous year (the aforementioned Base Salary and incentive are collectively referred to as the “Change in Control Benefit”). Subject to Section 12.3 below, the Change in Control Benefit shall be paid in equal installments over the number of months of continued Base Salary, starting on the next regular payday following termination. Receipt of the Change in Control Benefit is conditioned on Officer having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Officer having revoked the Separation Agreement. Receipt and continued receipt of the Change in Control Benefit is further conditioned on Officer not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement. Officer shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that Officer may receive from any other source, provided, however, that the provisions of Section 14.2 related to forfeiture of payments under certain circumstances remain applicable.

11.    RESERVED.
12.    LIMITATION ON BENEFITS.
12.1    IRC 280G Adjustment. If the benefit payments under this Agreement, either alone or together with other payments to which the Officer is entitled to receive from Umpqua, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Umpqua and Officer or if no agreement is possible, by Umpqua’s accountants.

12.2    Limitation on Severance or Change in Control Benefit    . Notwithstanding any other provision in this Agreement, Umpqua shall make no payment of any benefit provided for herein to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) as the same may be amended from time to time, and if such payment is so prohibited, Umpqua shall use its best efforts to secure the consent of the FDIC or other applicable banking agencies to make such payments in the highest amount permissible, up to the amount provided for in this Agreement.

12.3    IRC 409A. To the extent the Severance Benefit or Change in Control Benefit is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive’s termination of employment and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments Executive would have received during the first six months of the Installment Period (the “Aggregate Payments”), plus the payment Executive is otherwise entitled to receive for the seventh month of the Installment Period. If Umpqua or Officer believe, at any time, that this Agreement does not comply with Section 409A, it will promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of the Agreement, if permitted under Section 409A, with the most limited possible economic effect on Umpqua and Officer, such that it complies.

13.    EXECUTIVE SEVERANCE PLAN

13.1    In General. Those provisions of this Agreement (including this Section) related to the Severance Benefit set forth in Section 9 and Change in Control Benefit set forth in

Section 10 constitute part of the terms of the Umpqua Holdings Corporation Executive Severance Plan (the “Executive Severance Plan”) with respect to the Officer, and such terms and the general terms of an executive severance plan, if any, established by Umpqua shall comprise the entirety of the Executive Severance Plan as it applies to the Officer. Umpqua intends for the Plan to be considered a welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act (“ERISA”), and a plan which is unfunded and maintained by Umpqua solely for the purpose of providing benefits for a select group of management or highly compensated employees within the meaning of ERISA Regulation Section 2520.104-24. A copy of the Executive Severance Plan (if an executive severance plan separate from or in addition to the terms of this Section 13 is established) will be furnished to the Officer upon request.

13.2    Administration of Executive Severance Plan. Umpqua’s Chief Executive Officer and Human Resources Director are each plan administrators (the “Plan Administrator”) of the Executive Severance Plan and the Plan Administrator shall have the discretionary authority to administer and construe the terms of the Executive Severance Plan, including the authority to decide if Officer is entitled to the Severance Benefit or Change in Control Benefit and the authority to determine if there is Termination For Cause or Termination For Good Reason.

13.3    Claims Procedures. The Officer may file a claim for a payment under the Executive Severance Plan by filing a written request for such a payment with the Plan Administrator. If the Plan Administrator prescribes a form for such a claim, the claim must be filed on such form. The claim should be sent to the attention of the Plan Administrator of the Executive Severance Plan at the address set forth for Umpqua in Section 20.

If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator shall notify the Officer within 90 days of the Plan Administrator’s receipt of the claim, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time is required, written notice of the extension shall be furnished to Officer prior to the termination of the initial 90-day period. Such extension notice shall indicate the special circumstances and the date by which the Plan Administrator expects to issue a determination with respect to the claim. The period of the extension will not exceed 90 days beyond the termination of the original 90-day period. If the Plan Administrator does not provide written notice, Officer may deem the claim denied and seek review according to the appeals procedures set forth below.

The notice of denial of Officer’s claim shall state:

a.    the specific reasons for the denial;

b.    specific references to pertinent provisions of the Executive Severance Plan on which the denial was based;

c.    a description of any additional material or information needed for Officer to perfect his or her claim and an explanation of why the material or information is needed; and

d.    a statement (1) that Officer may request a review upon written application to the Plan Administrator, review or receive (free of charge) pertinent Plan documents and records, and submit issues and comments in writing, (2) that any appeal that Officer wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty (60) days after the Officer receives notice of denial of benefits, and (3) that Officer may bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review.

The notice of denial of benefits shall specify that Officer must forward any appeal to the Plan Administrator at the address provided in such notice. The notice may state that failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period will render the determination final, binding and conclusive.

If Officer appeals to the Plan Administrator, Officer may submit in writing whatever issues and comments he or she believes to be pertinent. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination about whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise Officer in writing of:

a.    its decision on appeal;

b.    the specific reasons for the decision;

c.    the specific provisions of the Plan on which the decision is based; and

d.    Officer’s right to receive, upon request and free of charge, reasonable access to, and copies of, all relevant documents and records.

Notice of the Plan Administrator’s decision shall be given within sixty (60) days of Officer’s written request for review, unless additional time is required due to special circumstances. In no event shall the Plan Administrator render a decision on an appeal later than one hundred twenty (120) days after receiving a request for a review. If the Plan Administrator fails to provide a decision with respect to Officer’s appeal within the 60 (or, if applicable, 120) day period Officer may deem his or her appeal denied and may pursue the arbitration remedy set forth below.

In the event that Officer fails to pursue his or her administrative remedies as set forth above within the specified periods, he shall have no further right to the benefits subject to his or her claim and agrees by executing this Agreement that he or she shall have no right to pursue such claim in arbitration or in a court of law.

For purposes of this Claims Procedure under the Executive Severance Plan, Officer may act through a representative authorized in writing to act on his behalf, provided that such authorization is furnished to the Plan Administrator.

In the event that Umpqua denies the Officer’s appeal of the denial of his or her claim, in whole or in part, Umpqua and Officer’s may agree to submit the Plan Administrator’s decision to binding arbitration in lieu of Officer’s right to pursue his claim in any court of law.

14.    NONCOMPETITION.

14.1    Competition Restriction. During Officer’s employment and for the period of time in which Officer is entitled to payment of a Severance Benefit or Change in Control Benefit, Officer shall not engage in any activity as an officer, director, owner (except for an ownership of less than three percent (3%) of any publicly traded security), employee, consultant, or otherwise of a financial services company with an office or doing business within 50 miles of any office or branch of Umpqua or of any of its subsidiaries in existence at the time of termination of Officer’s employment.

14.2    Consequence of Breach. If Officer breaches the covenant not to compete in Section 14.1, Umpqua’s sole remedy is that Officer shall forfeit any remaining payments under the Severance Benefit or Change in Control Benefit to which Officer is entitled under this Agreement.

14.3    Subsequent Employer Notification. Officer agrees to give Umpqua, at the time of termination of employment, a declaration under penalty of perjury of the name of Officer’s new employer, if known, or if not known, that subsequent employer is not known. Officer further agrees to disclose to Umpqua, during the period of payment of any benefit under this Agreement, the name of any subsequent employer, wherever located and regardless of whether such employer is a competitor of Umpqua.

15.    NON-SOLICITATION. For a period of two (2) years following termination of employment (the “Restriction Period”), Officer shall not solicit any customer of Umpqua or of any of its subsidiaries for services or products then provided by Umpqua or any of its subsidiaries. For purposes of this Section, “customers” are defined as (a) all customers serviced by Umpqua or any of Umpqua’s subsidiaries at any time within 12 months before termination of Officer’s employment, (b) all customers and potential customers whom Umpqua or any of Umpqua’s subsidiaries, with the knowledge or participation of Officer, actively solicited at any time within 12 months before termination of Officer’s employment, and (c) all successors, owners, directors, partners and management personnel of the customers just described in (a) and (b).

16.     NONRAIDING OF EMPLOYEES.
Officer recognizes that Umpqua’s workforce is a vital part of its business; therefore, Officer agrees that for the Restriction Period, Officer will not to directly or indirectly solicit any employee to leave his or her employment with Umpqua or any of Umpqua’s subsidiaries. This includes that Officer will not (a) disclose to any third party the names, backgrounds or qualifications of any Umpqua or any of Umpqua subsidiary’s employees or otherwise identify them as potential candidates for employment, or (b) personally or through any other person approach, recruit, interview or otherwise solicit employees of Umpqua or any of Umpqua’s subsidiaries to work for any other employer. For purposes of this Section, employees include all employees working for Umpqua or any of Umpqua’s subsidiaries at the time of termination of Officer’s employment.

17.     CONFIDENTIAL INFORMATION.
The parties acknowledge that in the course of Officer’s duties, Officer will have access to and become familiar with certain proprietary and confidential information of Umpqua and its subsidiaries not known by its actual or potential competitors. Officer acknowledges that such information constitutes valuable, special, and unique assets of Umpqua’s business, even though such information may not be of a technical nature and may not be protected under trade secret or related laws. Officer agrees to hold in a fiduciary capacity and not use for Officer’s benefit, nor reveal, communicate, or divulge during the period of Officer’s employment with Umpqua or at any time thereafter, and in any manner whatsoever, any such data and confidential information of any kind, nature, or description concerning any matters affecting or relating to Umpqua’s business, its customers, or its services, including information developed by Officer, alone or with others, or entrusted to Umpqua by its customers or others, to any person, firm, entity, or company other than Umpqua or persons, firms, entities, or companies designated by Umpqua. Officer agrees that all memoranda, notes, records, papers, customer files, and other documents, and all copies thereof relating to Umpqua’s operations or business, or matters related to any of Umpqua’s customers, some of which may be prepared by Officer, and all objects associated therewith in any way obtained by Officer, shall be Umpqua’s property (“Umpqua Property”). Upon termination or at Umpqua’s request, Officer shall promptly return all Umpqua Property to Umpqua.

18.     REASONABLENESS OF RESTRICTION PERIOD; EQUITABLE RELIEF.
Officer acknowledges and agrees that the restrictive covenants in Sections 14, 15, 16, and 17 are fair and reasonable and are the result of negotiation between Umpqua and Officer (and Officer’s counsel, if Officer has sought the benefit of counsel). Officer further acknowledges and agrees that the covenants and obligations in this Agreement relate to special, unique, and extraordinary matters and that a violation of any of the terms of the covenants and obligations will cause irreparable injury to Umpqua, for which adequate remedies are not available at law. Therefore, Officer agrees that Umpqua shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Officer from committing any violation of the covenants and obligations set forth in Sections 14.3, 15, 16 and 17 of this Agreement. These injunctive remedies are cumulative and are in addition to any other rights and remedies Umpqua may have at law or in equity. If Umpqua institutes an action to enforce the provisions hereof, Officer hereby waives the claim or defense that an adequate remedy at law is available, and Officer agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

19.     DISPUTE RESOLUTION.

19.1    Arbitration. Except where such matters are deemed governed by ERISA and are the subject to Section 13 above, the parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in Sacramento, California. The disputes subject to arbitration include not only disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be conducted by JAMS and governed by then-existing rules of arbitration procedure of JAMS arbitration services. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys’ fees, costs and expenses in accordance with Section 19.2. There shall be no right of review in court. The arbitrator’s award may be reduced to final judgment or decree in Superior Court of California in Sacramento County.

19.2    Expenses/Attorneys’ Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrators’ fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded.

19.3    Injunctive Relief. Notwithstanding any other provision of this Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Superior Court of California in Sacramento County to preserve the status quo during the arbitration proceeding, provided however, that the party seeking relief agrees that ultimate resolution of the dispute will still be determined through arbitration and not through court process. The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.

20.     NOTICES.
All notices, requests, demands, and other communications provided for by this Agreement will be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express), or three (3) business days after being deposited in the U.S. mail as certified mail, return receipt requested, with postage prepaid, if such notice is properly addressed. Unless otherwise changed in writing, notice shall be properly addressed to Officer if addressed to the address of Officer on Umpqua’s books and records at the time of mailing of such notice, and properly addressed to Umpqua if addressed to Umpqua Holdings Corporation, One SW Columbia, Suite 1200, Portland, Oregon 97258, Attention: Chief Executive Officer.

21.    BENEFICIARIES.

21.1    Beneficiary Designations. The Officer shall designate a beneficiary by filing a written designation with Umpqua. The Officer may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Officer and received by Umpqua during the Officer’s lifetime. The Officer’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Officer or if the Officer names a spouse as beneficiary and the marriage is subsequently dissolved. If the Officer dies without a valid beneficiary designation, all payments shall be made to the Officer’s estate.
21.2    Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, Umpqua may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. Umpqua may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge Umpqua from all liability with respect to such benefit.
22.     GENERAL PROVISIONS.

22.1    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by federal ERISA, as it relates to the Severance Benefit and Change in Control Benefit as discussed in Section 13 above, and otherwise by the laws of the State of California.

22.2    Saving Provision. If any part of this Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

22.3    Survival Provision. If any benefits provided in Sections 9 or 10 of this Agreement are still owed, or claims pursuant to Section 13 are still pending, at the time of termination of this Agreement, this Agreement shall continue in force, with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The noncompetition, nonsolicitation, non-raiding, confidential information, and dispute resolution provisions of this Agreement shall survive after termination of this Agreement, and shall be enforceable regardless of any claim Officer may have against Umpqua.

22.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

22.5    Entire Agreement. This Agreement constitutes the sole agreement of the parties regarding Officer’s benefits in the event of termination or Change in Control and together with Umpqua’s employee handbook governs the terms of Officer’s employment. Where there is a conflict between the employee handbook and this Agreement, the terms of this Agreement shall govern.

22.6    Previous Agreements. This Agreement supersedes all prior oral and written agreements between the Officer and Umpqua, or any affiliates, representatives or predecessors in interest of Umpqua or any of its subsidiaries, regarding employment, severance, change in control and the other subject matters set forth herein, including without limitation that c ertain Employment Agreement dated September 23, 2002 and as amended on June 28, 2004, by and between Officer and Humboldt Bank (predecessor in interest to Umpqua Bank).

22.7    Waiver/Amendment. No waiver of any provision of this Agreement shall be valid unless in writing, signed by the party against whom the waiver is sought to be enforced. The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach. This Agreement may only be amended by a writing signed by the parties.

22.8    Assignment. Officer shall not assign or transfer any of Officer’s rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Agreement. The rights and obligations of Umpqua under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Umpqua, regardless of the manner in which the successors or assigns succeed to the interests or assets of Umpqua. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Umpqua, by any merger, consolidation or acquisition where Umpqua is not the surviving corporation, by any transfer of all or substantially all of Umpqua’s assets, or by any other change in Umpqua’s structure or the manner in which Umpqua’s business or assets are held. Officer’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

23.    ADVICE OF COUNSEL. Officer acknowledges that, in executing this Agreement, Officer has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

UMPQUA HOLDINGS CORPORATION

By:    /s/ Raymond P. Davis
Raymond P. Davis, Chief Executive Officer

OFFICER

/s/ David Shotwell
David Shotwell

Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This RELEASE OF CLAIMS AGREEMENT (this “Release Agreement”), dated _________, is by and among Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”), Umpqua Bank, an Oregon-chartered bank and wholly owned subsidiary of Umpqua (the “Bank”), and _________________ (the “Executive”). Umpqua, the Bank, and their subsidiaries and affiliates, including any entity or organization controlling, controlled by, or under common control with Umpqua or the Bank, are hereinafter sometimes referred to collectively or individually as the “Corporation”.
WHEREAS, Executive and Umpqua entered into an Employment Agreement dated effective ___________, 200__ (the “Agreement”);
WHEREAS, Executive’s employment will terminate or has terminated on ____________, 20__ (the “Termination Date”);
WHEREAS, Executive has consulted with counsel of Executive’s choice concerning this Release Agreement, or Executive has chosen not to consult with counsel, and Executive, and as applicable Executive’s counsel, have had the opportunity to discuss with the Corporation the terms and conditions of this Release Agreement; and
NOW THEREFORE, in consideration of the right to receive either the Change in Control Benefit or Severance Benefit and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive hereby agree as follows.
1. Severance Benefit. Provided the conditions in Section 3 of the Agreement are satisfied and Executive does not breach the terms of the Agreement or this Release Agreement, Executive shall receive either the Change in Control Benefit or Severance Benefit, as the case may be (the “Severance Benefit”), on the terms set forth in the Agreement.
2. Full Payment. Except for the Severance Benefit described in Section 1 above, Executive acknowledges having received full payment of all compensation of any kind (including wages, salary, vacation, paid time-off, commissions, bonuses and incentive compensation) that Executive earned as a result of Executive’s employment by the Corporation. Executive’s participation in all employee benefit plans and programs ended on the Termination Date, unless otherwise provided under the terms of the plan. Notwithstanding the foregoing, continuation of group health coverage after the Termination Date will be made available to Executive and Executive’s dependents pursuant to federal law (COBRA), entirely at Executive’s expense, as provided under COBRA.

3.Release of Claims.

(a)    Executive hereby releases (i) the Corporation and each of their subsidiaries, affiliates, and benefit plans, (ii) the Corporation’s past and present shareholders, officers, directors, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence, from any and all claims of any kind, known or unknown, that arose on or before the date Executive signed this Release Agreement.

(b)    The claims Executive is releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire Executive for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to Executive’s employment relationship with Umpqua or a subsidiary thereof.

(c)    Except as otherwise provided herein, Executive specifically waives any rights or claims that Executive may have under the California Labor Code, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

(d)    Executive agrees not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims Executive is releasing in this Release Agreement, either through any complaint to any governmental agency or otherwise. Executive agrees never to start any lawsuit or arbitration asserting any of the claims Executive is releasing in this Release Agreement. Executive represents and warrants that Executive has not initiated any complaint, charge, lawsuit or arbitration involving any of the claims Executive is releasing in this Release Agreement. Should Executive apply for future employment with the Corporation, the Corporation has no obligation to consider Executive for future employment.

(e)    Executive represents and warrants that Executive has all necessary authority to enter into this Release Agreement (including, if Executive is married, on behalf of Executive’s marital community) and that Executive has not transferred any interest in any claims to Executive’s spouse or to any third party.

(f)    This Release Agreement does not affect Executive’s rights, if any, to receive pension or retirement plan benefits, medical or other welfare plan benefits, unemployment compensation benefits, workers’ compensation benefits, or any benefits or rights Executive may have pursuant to any salary continuation agreement (SERP), deferred compensation plan or stock option or other equity based award, plan, or agreement. This Release Agreement also does not affect Executive’s rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against Executive by third parties. This Release Agreement also does not release any obligations from any individual or entity who is a released party under this Release Agreement arising from any personal business relationship with Executive outside of the employment relationship, including, without limitation, any mortgages or loans.

(g)    Executive understands that Executive is releasing potentially unknown claims, and that Executive has limited knowledge with respect to some of the claims being released. Executive acknowledges that there is a risk that, after signing this Release Agreement, Executive may learn information that might have affected Executive’s decision to enter into this Release Agreement. Executive assumes this risk and all other risks of any mistake in entering into this Release Agreement. Executive agrees that this release is fairly and knowingly made.

(h)    Executive is giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to Executive in this Release Agreement.

(i)    Executive hereby waives all rights under Section 1542 of the Civil Code of the State of California, or any analogous state law, federal law or regulation. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor.”

Executive understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 relates to all facts and circumstances that occurred during or prior to, Executive’s employment with the Corporation (including but not limited to Executive’s separation from the Corporation), whether known or unknown, and that even if Executive should eventually suffer injury arising out of or pertaining to the employment relationship or its termination, Executive will not be able to make any claim for those injuries. Furthermore, Executive acknowledges that Executive consciously intends these consequences even as to claims that may exist as of the date of this Agreement but which Executive does not know exist and which, if known, would materially affect Executive’s decision to execute this Agreement, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.
4. Consideration Period. Executive has [21] [45] days from the date this Release Agreement is given to Executive to consider this Release Agreement before signing it. Executive may use as much or as little of this [21] [45]-day period before signing. If Executive does not sign and return this Release Agreement within this [21] [45]-day period, Executive will not be eligible to receive the benefits described in this Release Agreement. [Note: Consideration period to be determined at termination].
5. Revocation Period. Executive has 7 calendar days after signing this Release Agreement to revoke it. To revoke this Release Agreement after signing it, Executive must deliver a written notice of revocation to Umpqua’s Chief Executive Officer before the 7-day period expires. This Release Agreement shall not become effective until the 8th calendar day after Executive signs it. If Executive revokes this Release Agreement it will not become effective or enforceable and Executive will not be entitled to the benefits described in this Release Agreement.

6.No Admission of Wrongdoing. Executive acknowledges and agrees that nothing in this Release Agreement constitutes or shall be construed as an admission of liability or wrongdoing on the part of the Corporation or the others released herein.
7. Successors. This Release Agreement shall be binding upon and inure to the benefit of and be enforceable by the Corporation and its successors and assigns.
8.Severabilitv. The provisions of this Release Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Release Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.
9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of California, without giving effect to the principles of conflict of laws of such State.
10. Arbitration.

(a) The parties agree to submit any dispute arising under this Release Agreement to final, binding, private arbitration in Sacramento, California. The disputes subject to arbitration include not only disputes involving the meaning or performance of this Release Agreement, but disputes about its negotiation, drafting, or execution. The dispute will be conducted by JAMS and governed by then-existing rules of arbitration procedure of JAMS arbitration services. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys’ fees, costs and expenses in accordance with Section 10(b). There shall be no right of review in court. The arbitrator’s award may be reduced to final judgment or decree in the Superior Court of California in Sacramento County.

(b) The prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrators’ fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded.

(c) Notwithstanding any other provision of this Release Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Superior Court of California in Sacramento County to preserve the status quo during the arbitration proceeding, provided however, that the party seeking relief agrees that ultimate resolution of the dispute will still be determined through arbitration and not through court process. The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.
11. Expense/Attorneys’ Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrators’ fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded.
12.Injuctive Relief. Notwithstanding any other provision of this Release Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction to preserve the status quo during the arbitration proceeding, provided however, that the party seeking relief agrees that ultimate resolution of the dispute will still be determined through arbitration and not through court process. The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.
13. Final Agreement. Except for the Agreement, this Release Agreement is the final and complete expression of all agreements between the Corporation and Executive on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. Executive acknowledged that Executive is not signing this Release Agreement relying on anything not set out herein.
IN WITNESS WHEREOF, Executive and Umpqua Holdings Corporation have executed this Release Agreement effective as of the day and year first set forth above.

UMPQUA HOLDINGS CORPORATION:

By:_________________________________

Name:_______________________________
Its:    ______________________________

By signing below, I hereby agree to and accept all provisions of this Release Agreement, specifically including but not limited to the release and covenant not to sue that is set forth in Section 3 of this Release Agreement. I understand that I have seven days after the date of my execution of this Release Agreement to revoke my acceptance of this Release Agreement, and that if I do not revoke my acceptance by 5:00 p.m. Pacific Time on that date the Release Agreement will become effective. I understand that if I do revoke my acceptance of the release and covenant not to sue, I will forfeit all rights and benefits under this Agreement.

EXECUTIVE:

___________________________________

Printed Name:______________________________
Date signed:     , 20___

BENEFICIARY DESIGNATION

for
UMPQUA HOLDINGS CORPORATION
EMPLOYMENT AGREEMENT

I designate the following as beneficiary of any payment or other benefits under my Employment Agreement payable following my death:

Primary: ___________________________________________________________________________

Contingent:
___________________________________________________________________________

Note:    To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name     and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with Umpqua. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature: ______________________________

Printed Name: ___________________________

Date: _____________________________

Received by Umpqua this _________ day of ___________________, ______________.

By: ________________________________
Name: _____________________________
Title: ______________________________